SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

Form 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

REESE CORP.
(Exact name of registrant as specified in its charter)

Nevada (State of incorporation or organization)	98-0409895 (I.R.S. Employer Identification No.)
Suite 1219, 1450 Chestnut Street, Vancouver, British Columbia, Canada (Address of principal executive offices)	V6J 3K3 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange of which each class is to be registered
Not Applicable	Not Applicable

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [  ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

Securities Act registration statement file number to which this form relates: 333-113296
(if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

Common stock, par value of $0.001
(Title of class)

Item 1. Description of Registrant’s Securities to be Registered.

The description of securities contained in Registrant’s Registration Statement on Form SB-2, as amended, filed with the commission (File No. 333-113296) is incorporated by reference into this registration statement.

Item 2. Exhibits

EXHIBIT NUMBER	DESCRIPTION
2.1	Acquisition Agreement (2)
3.1	Articles of Incorporation (1)
3.2	By-Laws (1)
5.1	Opinion of Gary Henrie, Attorney at Law with consent to use (2)
10.1	Customer Service Agreement (2)
10.2	FatPort Agreement (2)
16.1	Letter on change in certifying accountant (4)
21.1	List of Subsidiaries (2)
23.1	Consent of Williams & Webster, Independent Auditors (5)
23.2	Consent of Amisano Hanson, Chartered Accountants (5)

(1)	Previously filed as an exhibit to the Registration Statement on Form SB-2 on March 5, 2004.
(2)	Previously filed as an exhibit on the Registration statement on Form SB-2 Amendment No. 1 on April 29, 2004.
(3)	Previously filed as an exhibit on the Registration statement on Form SB-2 Amendment No. 2 on June 23, 2004.
(4)	Previously filed as an exhibit on the Registration statement on Form SB-2 Amendment No. 6 on October 14, 2004.
(5)	Previously filed as an exhibit on the Registration statement on Form SB-2 Amendment No. 9 on December 16, 2004.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

DATE: December 19, 2005

REESE CORP. Registrant
By: /s/ Boris Machula Boris Machula President and Sole Director (Principal Executive Officer) (Principal Financial Officer) (Principal Accounting Officer)